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                                                                    EXHIBIT 23.1

                         CONSENT OF ARTHUR ANDERSEN LLP

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 27, 1996 on the audited consolidated financial statements of Apache Corporation and subsidiaries included in the Apache Corporation Annual Report on Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.

                                            ARTHUR ANDERSEN LLP

Houston, Texas

April 15, 1996